                         EXHIBIT 99.1

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Priority Technology Holdings, Inc. Announces Third Quarter 2020 Financial Results

Strong Financial Performance and Continued Growth

ALPHARETTA, GA - November 12, 2020 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, today announced its third quarter financial results including strong year-over-year revenue growth of 16.1% and deleveraging during the quarter of $124 million.

Highlights of Consolidated Results

Third Quarter 2020, Compared with Third Quarter 2019

Financial highlights of the third quarter of 2020 compared with the third quarter of 2019, are as follows:

•Revenue of $109.0 million increased 16.1% from $93.9 million.
•Gross profit (a non-GAAP measure1) of $34.0 million increased 12.7% from $30.2 million.
•Gross profit margin (a non-GAAP measure1) of 31.2% decreased 94 basis points from 32.1%.
•Income from operations of $7.0 million increased 158.4% from $2.7 million.
•Pre-tax gain from the sale of the RentPayment business, net of non-controlling interests ("NCIs"), was $62.1 million.
•Net income of $40.4 million increased $46.2 million from a loss of $5.8 million.
•Adjusted EBITDA (a non-GAAP measure1) of $19.6 million increased 28.1% from $15.3 million.
•Net debt (total debt less unrestricted cash) of $370.4 million at September 30, 2020 – a decrease of $123.6 million from $494.0 million at June 30, 2020.
•Total net leverage ratio of 6.16x at September 30, 2020 decreased from 7.46x at June 30, 20202.

(1) See “Non-GAAP Financial Measures” and the reconciliations of Gross Profit, Gross Profit Margin, and Adjusted EBITDA to their most comparable GAAP measures provided below for additional information.
(2) Calculation of Total Net Leverage Ratio is provided in Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Item 2 of our Form 10-Q for the quarter ended September 30, 2020.

“Our strong results this quarter demonstrate continued resilience during this pandemic, and by all key metrics, validate the differentiation of our platform,” said Tom Priore, Chairman and CEO. “The execution of the transaction with MRI Software this quarter not only reduced debt by over $100 million, it will improve annual cashflow and established a multi-year processing partnership with a global leader in real estate software solutions.”

“The year-over-year revenue growth of our core business of 20% and our CPX accounts payable solutions of 7% in these challenging economic times are real testaments to the countercyclical nature of our platform. Our commercial and consumer payments teams have performed exceptionally well. We expect the momentum of our integrated product and payment infrastructure as a service offering to drive similar growth in the fourth quarter and continued deleveraging.”

Priore concluded, “We clearly achieved our goals this quarter, producing strong top-line revenue growth, captured expense reduction through automation and diligent management and deleveraged our balance sheet. While the future economic and operating environment remains uncertain, we are encouraged by the performance across our segments and believe we are poised for sustainable long-term results. We are forecasting our fourth quarter 2020 results to match, if not exceed, the performance delivered in the third quarter of 2020, excluding the RentPayment results.”

Discussion of Results

Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Item 2 of our Form 10-Q for the quarter ended September 30, 2020 provides a thorough discussion of our third quarter 2020 results.

Consolidated revenue in the third quarter of 2020 of $109.0 million increased $15.1 million, or 16.1%, from $93.9 million in the third quarter of 2019. Revenue growth of $16.6 million, or 20.0%, in our Consumer Payments segment was partially offset by revenue declines of $1.3 million and $0.1 million in our Commercial Payments and Integrated Partners segments.

Consolidated income from operations in the third quarter of 2020 of $7.0 million increased $4.3 million, or 158.4%, from $2.7 million in the third quarter of 2019. Gross profit increased $3.8 million, salary and employee benefits decreased $0.7 million, and depreciation and amortization increased $0.2 million in the third quarter of 2020 compared with the third quarter of 2019. Selling, general and administrative expenses were flat and the third quarter of 2020 included a $1.0 million non-cash write-down of an intangible asset in the Consumer Payments segment.

Pro Forma

The following table provides a summary of the pro forma results for the three and the nine months ended September 30, 2020 and 2019, excluding the RentPayment business sold to MRI Software (“MRI”) in September 2020. The RentPayment amounts are historical and do not include a pro forma adjustment for revenue and income to be earned from ongoing payment infrastructure as a service and processing to MRI’s new platform.

	(in thousands)			(in thousands)
	Three Months Ended September 30, 2020			Three Months Ended September 30, 2019
	Consolidated	RentPayment	Pro Forma	Consolidated	RentPayment	Pro Forma

Revenues	$108,962	$3,883	$105,079	$93,883	$3,652	$90,231

Operating Expenses:
Costs of services	74,971	497	74,474	63,718	342	63,376
Salary and employee benefits	10,010	580	9,430	10,668	395	10,273
Depreciation and amortization	10,251	1,238	9,013	10,077	1,206	8,871
Selling, general and administrative	6,688	1,261	5,427	6,695	592	6,103
Total operating expenses	101,920	3,576	98,344	91,158	2,535	88,623

Income from operations	$7,042	$307	$6,735	$2,725	$1,117	$1,608
Adjusted EBITDA	$19,635	$2,557	$17,078	$15,325	$2,764	$12,561

	(in thousands)			(in thousands)
	Nine Months Ended September 30, 2020			Nine Months Ended September 30, 2019
	Consolidated	RentPayment	Pro Forma	Consolidated	RentPayment	Pro Forma

Revenues	$298,251	$12,118	$286,133	$273,671	$8,058	$265,613

Operating Expenses:
Costs of services	203,733	1,370	202,363	185,827	804	185,023
Salary and employee benefits	29,695	1,627	28,068	31,923	440	31,483
Depreciation and amortization	30,886	3,668	27,218	28,763	2,823	25,940
Selling, general and administrative	19,305	3,648	15,657	21,031	1,405	19,626
Total operating expenses	283,619	10,313	273,306	267,544	5,472	262,072

Income from operations	$14,632	$1,805	$12,827	$6,127	$2,586	$3,541
Adjusted EBITDA	$52,100	$8,320	$43,780	$42,722	$6,596	$36,126

Conference Call

Priority Technology Holdings, Inc.’s leadership will host a conference call on Friday, November 13, 2020 at 11:00 a.m. EST to discuss its third quarter 2020 financial results. Participants can access the call by Phone: US/Canada: (877) 501-3161 or International: (786) 815-8443.

The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/573urite and will also be posted in the “Investor Relations” section of the Company’s website at www.PRTH.com.

An audio replay of the call will be available shortly after the conference call until November 16, 2020 at 11:30 a.m. EST. To listen to the audio replay, dial (855) 859-2056 or (404) 537-3406 and enter conference ID number 5953513. Alternatively, you may access the webcast replay in the “Investor Relations” section of the Company’s website at www.PRTH.com.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Gross Profit and Gross Profit Margin

The Company’s non-GAAP gross profit metric represents revenues less costs of services. Gross profit margin is gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of gross profit to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended September 30,
	2020	2019

Revenues	$108,962	$93,883
Costs of Services	(74,971)	(63,718)
Gross Profit	$33,991	$30,165

Gross Profit Margin	31.2%	32.1%

EBITDA, Adjusted EBITDA and Consolidated Adjusted EBITDA

EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses (“EBITDA”). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and/or the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. Consolidated adjusted EBITDA, which is a liquidity measure used in determining our total net leverage ratio, is adjusted EBITDA further adjusted for items specified in the definition of consolidated adjusted EBITDA within our debt agreements, which include the pro-forma impact of acquisitions and/or dispositions and other specified adjustments. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We review the non-GAAP consolidated adjusted EBITDA to evaluate compliance with our total net leverage ratio at each measurement period.

Adjusted EBITDA was $19.6 million in the third quarter of 2020 and $15.3 million in the third quarter of 2019. Non-operating results in the third quarter of 2020 included $62.1 million of pre-tax gain on the sale of the RentPayment business, net of NCIs and $1.5 million of early debt extinguishment expense. Selling, general and administrative expenses included net non-recurring expenses in the third quarters of 2020 and 2019 of $1.8 million and $1.2 million, respectively. Salary and employee benefits included non-cash stock-based compensation of $0.6 million and $1.2 million in the third quarters of 2020 and 2019, respectively. The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended September 30,
	2020	2019

Net Income (loss)	$40,392	$(5,844)
Interest expense	13,471	10,463
Income tax expense (benefit)	13,737	(1,736)
Depreciation and amortization	10,251	10,077
EBITDA	77,851	12,960
Gain on sale, net of NCIs	(62,091)	—
Debt extinguishment and modification	1,523	—
Selling, general and administrative	1,751	1,194
Non-cash stock-based compensation	601	1,171
Adjusted EBITDA	$19,635	$15,325

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

	(in thousands)
	Three Months Ended September 30,
	2020	2019	Segment

Selling, general and administrative expense:
Acquisition integration services	$1,012	$441	Integrated Partners
Intangible carrying value adjustment	980	—	Consumer
Legal and professional fees	560	853	Corporate
Legal settlements	(801)	(100)	Corporate
	$1,751	$1,194

Salary and employee benefit expense:
Non-cash stock-based compensation	$111	$441	Consumer
Non-cash stock-based compensation	30	225	Commercial
Non-cash stock-based compensation	2	1	Integrated Partners
Non-cash stock-based compensation	458	504	Corporate
	$601	$1,171

Other Income (Expenses):
Debt extinguishment and modification	$(1,523)

Gain on sale of business	$107,239
Attributable to NCIs	(45,148)
Gain on sale, net of NCIs	$62,091

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company’s outlook.

About Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority’s enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing the Company to provide end-to-end solutions for payment and payment-adjacent opportunities. Additional information can be found at www.PRTH.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, our 2020 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC on March 30, 2020 and November 12, 2020, respectively. These filings are available online at www.sec.gov or www.PRTH.com.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-

looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Operations
Unaudited

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

REVENUES	$108,962	$93,883	$298,251	$273,671

OPERATING EXPENSES:
Costs of services	74,971	63,718	203,733	185,827
Salary and employee benefits	10,010	10,668	29,695	31,923
Depreciation and amortization	10,251	10,077	30,886	28,763
Selling, general and administrative	6,688	6,695	19,305	21,031
Total operating expenses	101,920	91,158	283,619	267,544

Income from operations	7,042	2,725	14,632	6,127

OTHER INCOME (EXPENSES):
Interest expense	(13,471)	(10,463)	(35,454)	(30,602)
Debt extinguishment and modification costs	(1,523)	—	(1,899)	—
Gain on sale of business	107,239	—	107,239	—
Other income, net	190	158	414	523
Total other income (expenses), net	92,435	(10,305)	70,300	(30,079)

Income (loss) before income taxes	99,477	(7,580)	84,932	(23,952)

Income tax expense (benefit)	13,737	(1,736)	12,919	2,468

Net income (loss)	85,740	(5,844)	72,013	(26,420)

Less net income attributable to non-controlling interests	(45,348)	—	(45,348)	—

Net income (loss) attributable to stockholders of Priority Technology Holdings, Inc.	$40,392	$(5,844)	$26,665	$(26,420)

Income (loss) per common share:
Basic and diluted	$0.60	$(0.09)	$0.40	$(0.39)

Weighted-average common shares and equivalents:
Basic	67,167	67,007	67,114	67,109
Diluted	67,286	67,007	67,131	67,109

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Balance Sheets

(in thousands)	Unaudited
	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$21,695	$3,234
Restricted cash	37,135	47,231
Accounts receivable, net of allowance for doubtful accounts	40,122	37,993
Prepaid expenses and other current assets	3,968	3,897
Current portion of notes receivable	1,435	1,326
Settlement assets	327	533
Total current assets	104,682	94,214

Notes receivable, less current portion	4,684	4,395
Property, equipment, and software, net	23,490	23,518
Goodwill	106,832	109,515
Intangible assets, net	97,239	182,826
Deferred income taxes, net	42,962	49,657
Other non-current assets	522	380
Total assets	$380,411	$464,505

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$23,744	$26,965
Accrued residual commissions	22,028	19,315
Customer deposits and advance payments	3,449	4,928
Income taxes payable	5,950	—
Current portion of long-term debt	15,583	4,007
Settlement obligations	30,288	37,789
Total current liabilities	101,042	93,004

Long-term debt, net of current portion, discounts and debt issuance costs	371,206	485,578
Other non-current liabilities	6,424	6,612
Total long-term liabilities	377,630	492,190

Total liabilities	478,672	585,194

Stockholders' deficit:
Preferred stock	—	—
Common stock	68	68
Additional paid-in capital	5,068	3,651
Treasury stock, at cost	(2,388)	(2,388)
Accumulated deficit	(101,009)	(127,674)
Total Priority Technology Holdings, Inc. stockholders' deficit	(98,261)	(126,343)
Non-controlling interest in subsidiary	—	5,654
Total stockholders' deficit	(98,261)	(120,689)

Total liabilities and stockholders' deficit	$380,411	$464,505

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
Unaudited

(in thousands)	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$72,013	$(26,420)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain recognized on sale of business	(107,239)	—
Transaction costs upon sale of business	(4,372)	—
Depreciation and amortization of assets	30,886	28,763
Equity-classified and liability-classified stock compensation	1,627	3,354
Amortization of debt issuance costs and discounts	1,798	1,250
Benefit for deferred income taxes, net of change in allowance	6,695	2,468
Payment-in-kind interest	6,643	3,807
Debt extinguishment and modification costs	1,523	—
Impairment charges for intangible asset	980	—
Other non-cash items, net	211	(157)
Change in operating assets and liabilities, excluding business sale:
Accounts receivable	(3,962)	(1,840)
Settlement assets and obligations, net	(7,295)	6,696
Prepaid expenses and other current assets	(296)	(810)
Income taxes payable	6,026	—
Notes receivable	(398)	(376)
Accounts payable and other accrued liabilities	287	(6,091)
Customer deposits and advance payments	(1,479)	250
Other assets and liabilities, net	(512)	(277)
Net cash provided by operating activities	3,136	10,617

Cash flows from investing activities:
Sale of business	179,416	—
Additions to property, equipment and software	(6,011)	(8,662)
Acquisitions of intangible assets	(4,415)	(81,777)
Notes receivable loan funding	—	(3,000)
Other investing activity	—	(184)
Net cash provided by (used in) investing activities	168,990	(93,623)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	—	69,650
Repayment of long-term debt	(109,505)	(2,827)
Debt modification costs (paid) refunded	(2,749)	83
Borrowings under revolving credit facility	7,000	14,000
Repayments under revolving credit facility	(7,505)	(2,500)
Profit distributions to redeemable non-controlling interests of subsidiaries	(45,348)	—
Redemption of redeemable non-controlling interest of subsidiary	(5,654)	—
Repurchases of common stock	—	(2,388)
Net cash (used in) provided by financing activities	(163,761)	76,018

Net change in cash and restricted cash:
Net increase (decrease) in cash and restricted cash	8,365	(6,988)
Cash and restricted cash at beginning of period	50,465	33,831
Cash and restricted cash at end of period	$58,830	$26,843

PRIORITY TECHNOLOGY HOLDINGS, INC.
Reportable Segments' Results
Unaudited

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Consumer Payments:
Revenue	$99,301	$82,742	$267,039	$243,205
Operating expenses	88,203	75,528	241,519	220,909
Income from operations	$11,098	$7,214	$25,520	$22,296
Operating margin	11.2%	8.7%	9.6%	9.2%
Depreciation and amortization	$8,481	$8,302	$25,721	$24,215

Key indicators:
Merchant bankcard processing dollar value	$11,235,068	$10,566,501	$30,632,724	$31,551,405
Merchant bankcard transaction volume	122,623	131,646	334,896	382,676

Commercial Payments:
Revenue	$4,995	$6,338	17,017	19,492
Operating expenses	4,826	6,720	15,609	20,607
Income (loss) from operations	$169	$(382)	$1,408	$(1,115)
Operating margin	3.4%	(6.0)%	8.3%	(5.7)%
Depreciation and amortization	$77	$69	$231	$248

Key indicators:
Merchant bankcard processing dollar value	$58,304	$92,290	$195,229	$236,716
Merchant bankcard transaction volume	24	26	70	84

Integrated Partners:
Revenue	$4,666	$4,803	$14,195	$10,974
Operating expenses	4,413	3,800	12,729	9,632
Income from operations	$253	$1,003	$1,466	$1,342
Operating margin	5.4%	20.9%	10.3%	12.2%
Depreciation and amortization	$1,403	$1,299	$4,048	$3,086

Key indicators:
Merchant bankcard processing dollar value	$105,537	$119,747	$352,144	$259,894
Merchant bankcard transaction volume	371	421	1,207	913

Income from operations of reportable segments	$11,520	$7,835	$28,394	$22,523
Less: Corporate expense	(4,478)	(5,110)	(13,762)	(16,396)
Consolidated income from operations	$7,042	$2,725	$14,632	$6,127
Corporate depreciation and amortization	$290	$407	$886	$1,214

Key indicators:
Merchant bankcard processing dollar value	$11,398,909	$10,778,538	$31,180,097	$32,048,015
Merchant bankcard transaction volume	123,018	132,093	336,173	383,673